                               POWER OF ATTORNEY
       For Executing Forms 3, 4 and 5, Form 144 and Schedules 13D and 13G

      Known by all these present, that the undersigned hereby constitutes and appoints each of Matthew J. Meloy, Jennifer R. Kneale and Regina L. Gregory,  or
any  of  them  signing  singly,  and  with  full  power  of  substitution,   the
undersigned's true and lawful attorney-in-fact to:

(1)   execute for  and on  behalf of  the undersigned  (a) Forms  3, 4  and 5
      (including  any  amendments,  corrections,  supplements  or  other changes thereto) in accordance with Section  16(a) of the Securities Exchange  Act
      of 1934, as amended (the  "Exchange Act"), and the rules   thereunder, (b)
      Form  144  and  (c)   Schedules 13D  and  13G  (including  any amendments,
      corrections,  supplements or  other changes  thereto) in  accordance with
      Sections 13(d) and 13(g) of the Exchange Act and the rules thereunder, but
      only  to  the   extent  each  such  form  or  schedule   relates  to   the
      undersigned's beneficial ownership of securities of Targa Resources  Corp.
      or any of its subsidiaries;

(2)   do and perform any and all acts for and on behalf of the undersigned  that may be necessary or desirable to complete  and execute any such Form 3,  4
      or 5, Form  144  or  Schedule  13D  or  13G  (including  any   amendments,
      corrections, supplements or other  changes thereto) and  timely file  such
      Forms or  Schedules with  the Securities  and Exchange  Commission and any stock exchange  or  quotation  system, self-regulatory  association or any other authority, and provide a  copy  as required by law  or advisable  to such  persons as the attorney-in-fact  deems appropriate; and

(3)   take any  other action  of any  type whatsoever  in connection  with the foregoing that, in  the opinion of  each such attorney-in-fact,  may be of
      benefit  to,  in  the  best  interest  of,  or  legally   required of  the
      undersigned,   it  being understood  that  the documents  executed  by the attorney-in-fact on behalf of  the  undersigned pursuant to this Power  of
      Attorney  shall  be  in  such form   and  shall  contain  such  terms  and
      conditions as  the attorney-in-fact  may approve in the attorney-in-fact's discretion.

      The undersigned hereby grants to each attorney-in-fact full power and authority to do and  perform all and every  act and thing whatsoever  requisite, necessary or proper to be done in  the exercise of any of the rights  and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present,  with full power of substitution  or revocation, hereby ratifying and confirming all  that the attorney-in-fact, or the  attorney
-in-facts substitutes or substitute,  shall lawfully do or  cause to be done  by virtue of this Power of Attorney  and the rights and powers herein  granted. The
undersigned  acknowledges  that  the  foregoing  attorneys-in-fact,  and   their
substitutes, in serving in such capacity at the request of the undersigned,  are not assuming (nor  is Targa Resources  Corp. assuming) any  of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

      The undersigned agrees that each such attorney-in-fact may rely entirely on information  furnished orally  or in  writing by  or at  the direction of the undersigned to the  attorney-in-fact. The undersigned  also agrees to  indemnify and hold harmless Targa Resources  Corp. and each such attorney-in-fact  against any losses, claims, damages or  liabilities (or actions in these  respects) that arise out of or are based  upon any untrue statements or omissions  of necessary facts in the information provided by or at the direction of the undersigned,  or upon  the  lack of  timeliness  in the  delivery  of information  by  or at  the
direction  of  the  undersigned,  to  such  attorney-in-fact  for  purposes   of
executing, acknowledging,  delivering or  filing Forms  3, 4  or 5,  Form 144 or
Schedule 13D or 13G (including any amendments, corrections, supplements or other changes thereto) with respect to the undersigned's holdings of and  transactions in securities  issued by  Targa Resources  Corp. and  agrees to  reimburse Targa
Resources  Corp. and  such attorney-in-fact  on demand  for any  legal or  other expenses  reasonably  incurred  in connection  with  investigating  or defending against any such loss, claim, damage, liability or action.

      This Power of Attorney shall remain in full force and effect until the undersigned  is no  longer required  to file  Forms 3,  4 and  5, Form  144 and
Schedules 13D  and 13G  (including any  amendments, corrections,  supplements or other  changes  thereto)  with  respect to  the  undersigned's  holdings  of and transactions  in  securities issued  by  Targa Resources  Corp.,  unless earlier revoked  by the  undersigned in  a signed  writing delivered  to the  foregoing attorneys-in- fact. This Power of Attorney  does not revoke any other powers  of attorney  that the  undersigned has  previously granted  concerning the  matters described herein.

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below.

                            /s/ Paul W. Chung
                            --------------------
                            Paul W. Chung

                            March 3, 2020